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                                 Exhibit 23.2



                     Consent of Magee Rausch & Shelton LLP


    We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of our report dated March 22, 1999, relating to the consolidated financial statements and financial statement schedule of Questa Oil & Gas Co., which appears in Questa Oil & Gas Co.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Independent Accountants" in such Registration Statement.


/s/ Magee Rausch & Shelton LLP

Magee Rausch & Shelton LLP


Tulsa, Oklahoma
January 10, 2000

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